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ONEDOOR STUDIOS ENTERTAINMENT PROPERTIES LLC

SERIES CALCULATED SEQUELS

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DELAWARE REGISTERED SERIES OF LIMITED LIABILITY COMPANY

PROFITS UNITS SUBSCRIPTION AGREEMENT

**DISCLAIMER: IN MAKING AN INVESTMENT DECISION, YOU MUST RELY ON YOUR OWN EXAMINATION OF COMPANY AND THE TERMS OF THIS SUBSCRIPTION AGREEMENT, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES RELYING UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS, INCLUDING REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE. INVESTING IN THE PROFITS UNITS INVOLVES SIGNIFICANT RISKS. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, YOU MUST UNDERSTAND THAT SUCH INVESTMENT COULD BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SECURITIES, AND IF A PUBLIC MARKET DEVELOPS FOLLOWING THIS OFFERING, IT IS POSSIBLE IT DOES NOT CONTINUE.

PROFITS UNITS SUBSCRIPTION AGREEMENT

THIS PROFITS UNITS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of the last date of execution on the signature pages hereto (“Effective Date”), by and between OneDoor Studios Entertainment Properties LLC Series Calculated Sequels, a Delaware registered series of limited liability company (“Company”), and the undersigned individual or entity provided on the signature page of this Agreement below (“Subscriber”) (Company and Subscriber each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, Company desires to raise capital, by entering into this Agreement and other agreements for the issuance of profits units in Company to Subscriber and other prospective third-party subscribers (collectively, the “Offering”) in accordance with the terms and conditions of this Agreement and the Company Agreements (as defined below); and

WHEREAS, Subscriber desires to subscribe for, purchase, and acquire from Company, and Company desires to sell and issue to Subscriber, the type and amount of profits units, as described and defined below, from Company upon and subject to the terms and conditions of this Agreement and the Company Agreements.

NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

Section 1.Definitions. Any terms not otherwise defined in this Section 1 below or elsewhere in this Agreement have those meanings provided for in the Company Agreements, and if not defined in the Company Agreements, then those definitions provided for in the Delaware Limited Liability Company Act, as amended or replaced from time to time.

“Agreement” has the meaning set forth in the preamble hereto.

“Closing” means the consummation and closing of the transactions resulting from the satisfaction or waiver of the Conditions Precedent to Closing.

“Closing Date” means the date of the Closing.

“Commitment” has the meaning set forth in Section 2(d)(i) of this Agreement.

“Communications” has the meaning set forth in Section 7(f) of this Agreement.

“Company” has the meaning set forth in the preamble hereto.

“Company Agreements” has the meaning set forth in Section 2(e) of this Agreement.

“Company Parties” has the meaning set forth in Section 7(f) of this Agreement.

“Conditions Precedent to Closing” means those actions, execution and delivery of documentation, or performance of Sections 3(a)(i)-(vii) of this Agreement by the Parties, as applicable to each Party.

“Effective Date” has the meaning set forth in the preamble hereto.

“Exchange Act” has the meaning set forth in Section 4(e) of this Agreement.

“Initial Contribution” has the meaning set forth in Section 2(d)(ii) of this Agreement.

“Investor Questionnaire” has the meaning set forth in Section 3(a)(iii) of this Agreement.

“Joinder Agreement” has the meaning set forth in Section 3(a)(iv) of this Agreement.

“LLC Agreement” has the meaning set forth in Section 2(e) of this Agreement.

“Offering” has the meaning set forth in the recitals of this Agreement.

“Offering Circular” has the meaning set forth in Section 2(b) of this Agreement.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Platform” means the Issuance platform on which Subscriber may purchase Profits Units pursuant to this Agreement.

“Profits Units” has the meaning set forth in Section 2(a) of this Agreement, which have the rights and obligations specified with respect to Profits Units in the Company Agreement.

“Profits Unit Price” has the meaning set forth in Section 2(a) of this Agreement.

“SEC” has the meaning set forth in Section 2(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Agreement” has the meaning set forth in Section 2(e) of this Agreement.

“Subscriber” has the meaning set forth in the preamble hereto.

“Subscription Price” means and equals the product of (a) the total quantity of Profits Units elected by Subscriber to purchase under this Agreement as inserted and described by Subscriber on the signature page hereto (in such amount as agreed upon by Company), multiplied by (b) the Profits Unit Price.

Section 2.Profits Unit Price; Purchase; Subscription Price Delivery; Rights.

(a)Profits Unit Price; Purchase. Subject to the terms and conditions of this Agreement and the Company Agreement, in furtherance of the Offering, Subscriber and Company hereby agree the “Profits Unit Price” equals $100.00 USD per One (1) Profits Unit in Company. Subject to the terms and conditions of this Agreement, Subscriber hereby subscribes for and irrevocably agrees to purchase from Company that number of Profits Units set forth on Subscriber’s signature page hereto (the “Profits Units”). Company, subject to the terms and conditions of this Agreement, hereby agrees to sell and issue such Profits Units to Subscriber.

(b)Offering Circular. Subscriber understands that the Profits Units are being offered pursuant to the Form 1-A Regulation A Offering Circular dated September 1, 2022 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on September 6, 2022, as amended by that certain Post-Qualification Offering Circular Amendment No. 1 dated October 24, 2022 (collectively, the “Offering Circular”). By subscribing to the Offering, Subscriber acknowledges that Subscriber has received and reviewed a copy of the Offering Circular and any other information required by Subscriber to make an investment decision with respect to the Profits Units. Company may accept tenders of funds to purchase the Profits Units, and Company may close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular.

(c)Acceptance or Rejection. This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time, by Company at its sole and absolute discretion. In addition, Company, at its sole and absolute discretion, may allocate to Subscriber only a portion of the number of Profits Units that Subscriber has subscribed for hereunder. Company will notify Subscriber if this subscription is rejected (whether in whole or in part). If Subscriber’s subscription is rejected (whether in whole or in part), Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s and Company’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of Profits Units (or any portion thereof) to Subscriber is not consummated for any reason, this Agreement shall have no force or effect, except for Section 3(c) hereof, which shall remain in full force and effect.

(d)Subscription Price Delivery.

(i)Commitment. This Agreement, when and if accepted by Company, will constitute a commitment by Subscriber to contribute to Company the total amount of the Subscription Price (the “Commitment”) in accordance with the terms hereof and of the Company Agreement.

(ii)Initial Delivery. Subscriber shall pay and deliver all or a portion of the Subscription Price, in such amount as determined by Company (the “Initial Contribution”) in immediately available funds in U.S. Dollars in full, as provided on the Platform. Subscriber acknowledges and agrees that, upon the Closing, Company may deposit, deploy, and use the entire proceeds immediately, with no requirement for Company to obtain any further consent or acknowledgement from Subscriber, and regardless of any other facts or circumstances arising in connection with Company or the Offering, including, without limitation, whether Company has accepted subscriptions or received funds from any other prospective investor under the Offering.

(iii)Additional Contributions. Subscriber hereby irrevocably agrees to be bound by the Company Agreements as a Profits Member of OneDoor Studios Entertainment Properties LLC Series Calculated Sequels and to perform all obligations contained in the Company Agreements, including, without limitation, making such additional contributions of the Subscription Price to Company, as part of the Commitment, as more fully set forth herein or therein.

(e)Rights. Following the Closing, Subscriber will have those rights and obligations underlying and ascribed to a Profits Member owning the Profits Units purchased, sold, vested in, and legally owned pursuant to the terms and conditions of this Agreement and as Profits Members and Profits Units are defined in and more specifically described in that certain Limited Liability Company Agreement of OneDoor Studios Entertainment Properties LLC (the “LLC Agreement”), together with the Series Agreement of OneDoor Studios Entertainment Properties LLC Series Calculated Sequels (the “Series Agreement”), as they are attached hereto as Exhibit A, and as the same may be amended and restated from time to time pursuant to their terms and conditions (the foregoing collectively, the “Company

Agreements”). As more fully set forth in the Series Agreement, as a Profits Member, Subscriber may be entitled to certain Base Distributions. Subscriber agrees that those Base Distributions will be based on such amount as designated by Company on the signature page to this Agreement, and paid in accordance with the terms of the Series Agreement.

Section 3. Closing; Termination.

(a)Closing. The purchase and sale of the applicable quantity of Profits Units provided for in this Agreement will be deemed to have closed, and the Profits Units will be deemed to have fully vested in and to Subscriber, subject to the payment of any remaining portion of the Commitment, if any, and subject to the terms and conditions of the Company Agreements, upon the completion, or waiver by Company, of the following “Conditions Precedent to Closing” (as collectively described in Section 3(a)(i)-(vii) below):

(i)Subscriber consenting to and executing and delivering this Agreement to Company;

(ii)Subscriber’s payment and delivery of the Initial Contribution to Company, in accordance with the terms and conditions of this Agreement and the Platform;

(iii)Subscriber’s delivery to Company of an accurate, completed, and signed Investor Questionnaire, in the form attached hereto as Exhibit B (“Investor Questionnaire”) in a manner satisfactory to Company in its sole discretion;

(iv)Subscriber’s execution and delivery to Company of a joinder agreement, which ratifies, approves, and binds Subscriber to the terms and conditions of the Company Agreements, attached hereto as Exhibit C (“Joinder Agreement”);

(v)Subscriber’s acknowledgment of Subscriber’s receipt and understanding of the Offering Circular, attached hereto as Exhibit D;

(vi)Company’s execution and delivery of this Agreement to Subscriber; and

(vii)Company’s notice to Subscriber, in any form convenient to Company, including, without limitation, on the Platform, by letter, email, phone, or any other method, confirming an initial closing of the Offering.

(b)Satisfaction of Conditions. Unless waived in the manner provided for herein below, all Conditions Precedent to Closing specified in Section 3(a) above must be satisfied to the full satisfaction and sole discretion of Company in order to close the purchase and sale of the Profits Units described herein. All transactions effected at the Closing will be deemed to occur simultaneously, and no transaction will be deemed complete and no document delivered until all Conditions Precedent to Closing are completed and all documents described thereunder delivered and completed to the full satisfaction and sole discretion of Company.

(c)Term; Termination. This Agreement will terminate (i) automatically upon the Closing (subject to Subscriber’s ongoing obligation to pay any remaining portion of the Commitment), in accordance with and pursuant to its terms and conditions, or (ii) by Company upon notice to Subscriber, at any time and for any or no reason, in Company’s sole and absolute discretion prior to the Closing, in which case Subscriber will not vest or acquire or have any rights in or to Company or to acquire any Profits Units, and Company shall return any Subscription Price paid by Subscriber to Company as of such time. The

Parties hereby acknowledge and agree that only Company retains the right to terminate this Agreement. Notwithstanding such foregoing termination of this Agreement, the terms, conditions, and covenants of this Agreement will survive termination of this Agreement, and Subscriber will not be eligible nor have a right to acquire any portion of the Profits Units not already closed and vested in accordance with the terms and conditions of this Agreement above as of such termination date.

Section 4.Representations and Warranties of Subscriber. Subscriber understands and agrees that Company is relying and may rely upon the following representations, warranties, and agreements made by Subscriber in entering into this Agreement. Subscriber hereby represents and warrants to Company the following, as of the Effective Date and Closing Date, which representations and warranties will survive the Closing:

(a)Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement, and to carry out the provisions hereof. All actions on Subscriber’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms.

(b)Offering Circular. Subscriber acknowledges the public availability of the Offering Circular, which can be viewed on the SEC Edgar Database, under a CIK Number as provided by Company. Subscriber has reviewed and understands the Offering and the risks associated therewith as described in the Offering Circular. Subscriber has had an opportunity to discuss Company’s business, management, and financial affairs with officers and management of Company and has had the opportunity to review Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from Company and its officers and management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth in Section 5 of this Agreement, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by Company or others with respect to the business or prospects of Company or its financial condition.

(c)Investment Experience; Subscriber Determination of Suitability. Subscriber has sufficient experience in financial and business matters to be capable of utilizing the information set forth in the Offering Circular to evaluate the merits and risks of Subscriber’s investment in the Profits Units, and to make an informed decision relating thereto. Alternatively, Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Subscriber’s investment in the Profits Units, and to make an informed decision relating thereto. Subscriber has evaluated the risks of an investment in the Profits Units, including those described in the Offering Circular and has determined that the investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character. Subscriber could bear a complete loss of Subscriber’s investment in Company.

(d)No Registration. Subscriber understands that the Profits Units are not being registered under the Securities Act on the ground that the issuance is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Subscriber’s representations and warranties in this Agreement and in the Investor Questionnaire and those of the other investors in the Offering. No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of this issuance of the Profits Units for investment nor any recommendation or endorsement of the Profits Units, Company, or the Offering. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement. Any representation to the contrary is a criminal offense. Subscriber covenants not to sell, transfer, or otherwise dispose of any Profits Units unless and until Company has notified

Subscriber that such Profits Units have been registered under the applicable state securities laws in which the Profits Units are sold, or unless exemptions from such registration requirements are otherwise available.

(e)Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Profits Units and that there is no guarantee that a market for their resale will ever exist. Company has no obligation to list any of the Profits Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to facilitating trading or resale of the Profits Units. Subscriber must bear the economic risk of this investment indefinitely and Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Profits Units.

(f)Accredited Investor Status or Investment Limits. Subscriber represents that either (i) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (ii) the Subscription Price, together with any other amounts previously used to purchase Profits Units in this Offering or any other investment in Company or its affiliates, does not exceed ten percent (10%) of the greater of Subscriber’s annual income or net worth (or in the case that Subscriber is a non-natural person, revenue or net assets for such Subscriber’s most recently completed fiscal year). Subscriber represents that to the extent he/she/it has any questions with respect to his/her/its status as an accredited investor, or the application of the foregoing investment limits, he/she/it has sought professional advice.

(g)Member Information. Within five (5) days after receipt of a request from Company, Subscriber hereby agrees to provide such information with respect to his/her/its status as a Profits Member (or potential Profits Member) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which Company is or may become subject, including, without limitation, the need to determine the accredited investor status of Company’s members. Subscriber further agrees that in the event he/she/it transfers any Profits Units, Subscriber will require the transferee of such Profits Units to agree to provide such information to Company as a condition of such transfer (in addition to any other conditions or restrictions on transfer set forth herein or in the Company Agreements).

(h)Valuation; Arbitrary Determination of Subscription Price. Subscriber acknowledges that the Profits Unit Price to be sold in this Offering was set by Company on the basis of Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of securities of Company may be made at lower valuations, or other subscriptions in this Offering made on more or less favorable terms, with the result that Subscriber’s investment may bear a lower valuation or return.

(i)Domicile. If an entity, Subscriber maintains its organization in the state set forth on the signature page to this Agreement, and if an individual, Subscriber maintains his/her domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(j)Jurisdiction. Subscriber is either (i) a natural person resident in the United States, (ii) a partnership, corporation, or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership, corporation, or other entity organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates, or trusts. Subscriber is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(k)Fiduciary Capacity. If this Agreement is executed and delivered on behalf of a corporation or legal entity other than a natural person: (i) such corporation or other entity has the full legal right, power, and authority and approval required (A) to execute and deliver, or authorize execution and delivery of, this Agreement, and (B) to purchase and hold the Profits Units; and (ii) the signature of the person or party signing on behalf of such corporation or entity is binding upon such corporation or entity. Upon request of Company, Subscriber will provide true, complete, and correct copies of all relevant documents creating Subscriber, authorizing its investment in Company, and/or evidencing the satisfaction of the foregoing.

(l)Legend. Subscriber acknowledges that each certificate, if any, representing Profits Units will be stamped or imprinted with a restrictive legend substantially in the following form below:

THE PROFITS UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH PROFITS UNITS UNDER SAID ACT AND ANY OTHER APPLICABLE LAW OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND AGREEMENTS CONTAINED IN A LIMITED LIABILITY COMPANY AGREEMENT AND SERIES AGREEMENT, AS EACH MAY BE AMENDED OR RESTATED, AND SUBSCRIPTION AGREEMENT EXECUTED BETWEEN COMPANY AND THE ORIGINAL HOLDER OF THESE PROFITS UNITS. A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT, SERIES AGREEMENT, AND SUBSCRIPTION AGREEMENT AND ALL AMENDMENTS, IF ANY, AND COUNTERPARTS THERETO WILL BE FURNISHED BY COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

(m) General Advertisement. Subscriber is not subscribing for the Profits Units as a result of, or pursuant to, any advertisement, article, notice, or other generalized communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting, or any other “general solicitation” as defined and promulgated under the Securities Act and any other applicable federal and state laws and regulations, other than if and to the extent such advertisement(s) are permissible under Regulation A of Section 3(b) of the Securities Act.

(n)No Intent to Transfer. Subscriber is purchasing the Profits Units for his/her/its own account for investment, and not with a view toward the resale or distribution thereof, except pursuant to sales, transfers, or exchanges otherwise registered or exempted from registration under the Securities Act, Exchange Act, and any other applicable securities laws. Subscriber has not offered or sold any portion of the Profits Units being acquired hereunder nor does he/she/it have any present intention of dividing the Profits Units with others or of selling, distributing, or otherwise disposing of any portion of the Profits Units either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act; provided, however, by making the representations herein, Subscriber does not agree to hold the Profits Units for any minimum or other specific term and reserves the right to dispose of the Profits Units at any time in accordance with or pursuant to the Company Agreement and a registration statement or an exemption under the Securities Act and other applicable securities laws. Subscriber is neither an underwriter of, nor a dealer in, the Profits Units and is not participating in the distribution or resale of the Profits Units. Subscriber (i) has adequate means of providing for his/her/its current financial needs and possible personal contingencies and does not have a need for liquidity of the Profits Units; (ii) can afford to hold the Profits Units for an indefinite period of time and to sustain a complete loss of the entire amount of the Subscription Price for the Profits Units; and (iii) has not made an overall commitment to investments that are not readily marketable that is disproportionate so as to cause such overall commitment to become excessive

(o)Tax Effect. Subscriber acknowledges that the terms and conditions of this Agreement may involve tax consequences and that this Agreement does not contain tax advice or information. Subscriber acknowledges that he/she/it must retain his/her/its own professional advisors to evaluate the tax and other consequences of an investment in the Profits Units.

(p)Voluntary Execution. Subscriber hereby represents and warrants that: (i) he/she/it has voluntarily entered into this Agreement of his/her/its own free will; (ii) he/she/it is not entering into this Agreement under economic duress; (iii) the terms of this Agreement are reasonable and fair; and (iv) he/she/it has had independent legal counsel of his/her/its own choosing review this Agreement and the accompanying documentation pursuant to and provided for Subscriber’s consideration and participation hereof, advised him/her/it with respect to this Agreement, and represented Subscriber in connection with his/her/its entering into this Agreement.

The representations and warranties contained in this Section 4, along with the agreements and covenants of Subscriber contained elsewhere in this Agreement and the Investor Questionnaire, will survive the Closing of this Agreement.

Section 5.Representations and Warranties of Company. Company hereby represents and warrants to Subscriber, as of the Effective Date, as follows:

(a)Company is a registered series of a series limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its assets, which assets and liabilities remain separate and severable from the assets and liabilities of its other series, and property and to conduct and carry on its business as now owned and conducted.

(b)Company has the requisite company power and authority to enter into and perform its obligations under this Agreement, and to issue the Profits Units subject to the terms hereof; and the execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Profits Units pursuant to this

Agreement, have been or will be duly and validly authorized by Company’s manager, as may be required by the Company Agreements as of the Effective Date, and no further consent or authorization is required by Company or any other persons.

(c)The Company Agreements are in full force and effect in accordance with their terms and have not been amended or modified in any manner not otherwise in accordance with their terms and conditions therein.

Section 6.Indemnification. Subscriber agrees to indemnify and hold harmless Company, OneDoor Studios Entertainment Properties LLC, OneDoor Studios Entertainment Properties LLC Series Calculated Sequels, all other Series (as defined in the Company Agreement), One Door Studios LLC, and its and their respective managers, members, officers, directors, employees, agents, partners, control persons, representatives, and affiliates (each of which shall be deemed third-party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees, and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation, or warranty, or misrepresentation or omission to state a material fact, or breach by Subscriber of any covenant or agreement made by Subscriber herein or in any other document delivered in connection with this Agreement, including, without limitation, the Investor Questionnaire or elsewhere provided on the Platform. Notwithstanding the foregoing, no representation, warranty, covenant, or acknowledgment made herein by Subscriber shall be deemed to constitute a waiver of any rights granted to him/her/it under the Securities Act or state securities laws.

Section 7.Miscellaneous.

(a)Notices. Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, may include email or notice on the Platform), and any notice or other correspondence under or in connection with this Agreement shall be delivered to Company at its principal office address and to Subscriber at the address set forth on Subscriber’s signature page to this Agreement or to such other address that appears in the books and records of the Company for Subscriber. Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices on a secure electronic application to which Subscriber has access, such as the Platform, and any such publication shall constitute a valid method of serving notices under this Agreement. Any notice or correspondence shall be deemed to have been served as follows: (i) in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following delivery, (ii) in the case of service by U.S. registered mail, on the third business day after the day on which it was posted, (iii) in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following transmission, and (iv) in the case of notices published on an electronic application, such as the Platform, on the date of publication if published before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following publication. In proving service (other than service by email), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed. Notwithstanding the foregoing, any notice to Company (including any Series) shall be deemed given if received by its manager at the principal office of Company.

(b)Headings; Recitals. All pronouns and any variations thereof used herein will be deemed to refer to the masculine, feminine, impersonal, singular, or plural, as the person or persons may require. The headings of this Agreement, if any, are for convenience of reference and do not form part of, or affect the interpretation of, this Agreement. The recitals are and will serve an integral part of the interpretation and enforcement of this Agreement.

(c)Entire Agreement; Amendments. This Agreement, together with the Exhibits attached hereto, which are hereby incorporated in this Agreement by this reference, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof. Furthermore, there are no unwritten oral agreements between the Parties or any statements, documentation, representations, acts, or omissions by Company or any of its agents or contractors that Subscriber is relying upon in entering into or performing this Agreement that is not expressly provided for herein. Other than termination of this Agreement as provided herein, this Agreement may not be amended or modified except by a writing signed by the Parties.

(d)Governing Law; Severability. This Agreement will be enforced, governed, and construed in all respects in accordance with the laws of the State of Delaware, and will be binding upon Subscriber and Subscriber’s heirs, estate, and legal representatives and will inure to the benefit of Company and its successors. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provisions will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

(e)Irrevocability; Binding Effect. Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(f)Consent to Electronic Delivery of Notices, Disclosures, and Forms. Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports, or other communications (collectively, “Communications”) regarding Company, Subscriber’s investment in Company and the Profits Units (including annual and other updates and tax documents) may be delivered by electronic means, such as by email or the Platform. Subscriber hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Subscriber acknowledges that email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted, or interfered with, with or without the knowledge of the sender or the intended recipient. Subscriber also acknowledges that an email from the Company may be accessed by recipients other than Subscriber and may be interfered with, may contain computer viruses or other defects, and may not be successfully replicated on other systems. Neither Company, nor any of its respective members, managers, officers, directors, or affiliates, and each other person, if any, who controls Company within the meaning of Section 15 of the Securities Act (collectively, “Company Parties”), gives any warranties in relation to these matters. Subscriber further understands and agrees to each of the following: (i) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Subscriber with paper versions of any Communications; (ii) electronic Communications may be provided to Subscriber via email, the Platform, or a website of a Company Party upon written notice of such website’s internet address to Subscriber. In order to view and retain the Communications, Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format file created by Adobe Acrobat. Further, Subscriber must have a personal email address capable of sending and receiving email messages to and from Company Parties; (iii) if these software or hardware requirements change in the future, a Company Party will notify Subscriber through written notification. To facilitate these services, Subscriber must provide Company with his or her current email address and update that information as necessary. Unless otherwise required by law, Subscriber will be deemed to have received any electronic Communications that are sent to the most current email address that Subscriber has provided to Company in writing; (iv) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event Subscriber’s email address on file is invalid; Subscriber’s email or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in Subscriber’s computer, browser, internet service, or software; or for other reasons beyond the control of Company Parties; and (v) solely with respect to the provision of tax documents by a Company Party, Subscriber agrees to each of the following: (A) if Subscriber does not consent to receive tax documents electronically, a paper copy will be provided, and (B) Subscriber’s consent to receive tax documents electronically continues for every tax year of Company until Subscriber withdraws his/her/its consent by notifying Company in writing in accordance with this Agreement.

(g)Survival. All representations, warranties, and covenants contained in this Agreement and the indemnification contained herein shall survive (i) the acceptance of this Agreement by Company, (ii) changes in the transactions, documents, and instruments described herein that are not material or are to the benefit of Subscriber, and (iii) the death or disability of Subscriber.

(h)Counterparts. This Agreement may be executed in counterparts, all of which taken together constitute one (1) instrument. Execution and delivery of this Agreement by electronic signature service, acceptance via the Platform, or exchange of electronic mail copies bearing a PDF or electronic signature of a Party constitute a valid and binding execution and delivery of this Agreement by such Party. Such electronic copies constitute enforceable original instruments.

(i)Waiver. Company’s delay or failure at any time or times hereafter to require strict performance by Subscriber of any undertakings, agreements, or covenants will not waive, affect, or diminish any right of Company under this Agreement to demand strict compliance and performance thereafter. Any waiver by Company of any breach or default will not waive or affect any other breach or default, whether such breach or default occurs prior or subsequent thereto, and whether of the same or a different type.

[Signatures on the following pages]

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, and its terms and conditions are binding and effective, as of the Effective Date.

By signing below, I certify that I have read the entire Subscription Agreement and that every statement purported to be made by me herein is true and complete.

The Company may not be offering the securities in every state. The offering materials do not constitute an offer or solicitation in any state or jurisdiction in which the securities are not being offered.  The information presented in the offering materials was prepared by the Company solely for the use by prospective investors in connection with this Offering. No representations or warranties are made as to the accuracy or completeness of the information contained in any offering materials, and nothing contained in the offering materials is or should be relied upon as a promise or representation as to the future performance of the Company.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend, and/or withdraw all or a portion of the offering and/or accept or reject, in whole or in part, for any reason or for no reason, any prospective investment in the securities or to allot to any prospective investor less than the dollar amount of securities such investor desires to purchase. Except as otherwise indicated, the offering materials speak as of their date. Neither the delivery nor the purchase of the Profits Units shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

SUBSCRIBER:

a/an

By:	Date:

Name:

Title (if applicable):

Address:

Email:

Total Subscription Price: $

Number of Profits Units (Subscription Price / $100.00 per Profits Unit):	Profits Units

SSN or Tax ID Number:

Subscriber Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement, and its terms and conditions are binding and effective, as of the Effective Date.

COMPANY:

OneDoor Studios Entertainment Properties LLC Series Calculated Sequels

a Delaware series of limited liability company

By:One Door Studios LLC

a Utah limited liability company

its Manager

By:		Date:

Name:

Title:	Manager

Address:

Email:

Maximum Base Distribution Percentage:  % [To be completed by Company]

Company Signature Page to Subscription Agreement

Exhibit A

Limited Liability Company Agreement of OneDoor Studios Entertainment Properties LLC

And Series Agreement of

OneDoor Studios Entertainment Properties LLC Series Calculated Sequels

[See attached]

Exhibit B

Investor Questionnaire

[See attached]

Exhibit C

Joinder Agreement

This Joinder Agreement, dated as of the last date of execution below is delivered in connection with the receipt of Profits Units of OneDoor Studios Entertainment Properties LLC Series Calculated Sequels, a Delaware series of limited liability company (the “Company”). By execution of this Joinder Agreement, upon acknowledgement of same by the Company and payment of any applicable subscription price or required portion thereof, the undersigned hereby becomes a “Party” to that certain Limited Liability Company Agreement, and the Series Agreement of OneDoor Studios Entertainment Properties LLC Series Calculated Sequels (as amended, modified, and/or restated from time to time, collectively, the “Agreements”) and has the rights of and shall observe all the obligations applicable to a “Profits Member” under the Agreements, in each case, in the same manner as if the undersigned were an original signatory to the Agreements.

a/an

By:
Date:
Name:

Title (if applicable):

Address:

SEEN, ACKNOWLEDGED, AND AGREED TO BY:

COMPANY

OneDoor Studios Entertainment Properties LLC Series Calculated Sequels

a Delaware series of limited liability company

By:One Door Studios LLC

a Utah limited liability company

its Manager

By:		Date:

Name:

Title:	Manager

Joinder Agreement to Company Agreements

Exhibit D

Offering Circular

[See attached]